UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.
Submission of Matters to a Vote of Security Holders.

The Company’s 2016 annual meeting of stockholders was held on June 13, 2016. At the meeting, stockholders elected the following six members to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2017, based on the following votes:

Member	For	Withheld	Broker Non-Votes
Janet Dillione	18,741,165	257,198	- 0 -
Michael W. George	14,931,710	4,066,653	- 0 -
Myron Kaplan	18,850,106	148,257	- 0 -
Taunia Markvicka	16,631,969	2,636,394	- 0 -
Randy Milby	16,550,167	2,448,196	- 0 -
Cora M. Tellez	15,401,610	3,596,753	- 0 -

Also at the meeting, stockholders voted to approve amendments to the 2013 Stock Incentive Plan to (i) increase the available shares from 8,000,000 to 11,000,000, and (ii) increase the number of shares of common stock underlying stock options and stock appreciation rights that may be granted under the 2013 Stock Incentive Plan to any employee from 500,000 to 2,000,000. The vote for such approval was 10,027,420 shares for, 7,826,581 shares against, 1,144,362 shares abstaining and no broker non-votes.

Finally, at the meeting, stockholders also ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The vote for such approval was 18,960,391 shares for, 18,972 shares against, 19,000 shares abstaining and no broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: June 13, 2016	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer

3